Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2.  PORTIONS OF THIS AGREEMENT CONSISTING OF ASTERISKS SURROUNDED BY BRACKETS (I.E. [***]) HAVE BEEN REDACTED AND SUCH REDACTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is dated as of November 3, 2011, by and among AtheroNova Inc., a Delaware corporation (the “Company”), and OOO CardioNova, a Russian corporation and a subsidiary of OOO Maxwell Biotech Group, having its principal office at Bolshaya Yakimanka 1, Suite 329, Russia, 119180 (the “Purchaser”).

RECITALS

A.           The Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission under the Securities Act.

B.           The Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), having a value of up to $267,000 as determined in this Agreement (referred to herein as the “Shares”), at a per share price of $0.97 (the “Share Price”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

ARTICLE I.
DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened in writing against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in Irvine, California are open for the general transaction of business.

“Board of Directors” means the Board of Directors of the Company.

“California Courts” means the state and federal courts sitting in the County of Los Angeles, California.

“Closing” means each of the Initial Closing and the Subsequent Closing.

“Closing Date” means each of the Initial Closing Date and the Subsequent Closing Date.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2.  PORTIONS OF THIS AGREEMENT CONSISTING OF ASTERISKS SURROUNDED BY BRACKETS (I.E. [***]) HAVE BEEN REDACTED AND SUCH REDACTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company Deliverables” has the meaning set forth in Section 2.3(a).

“Company Party” has the meaning set forth in Section 4.3(c)(ii).

“Company’s Knowledge” (or words of similar import, such as ‘to the Knowledge of the Company’) means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge of the officers of the Company having responsibility for the matter or matters that are the subject of the statement.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Disclosure Materials” has the meaning set forth in Section 3.1(f).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Initial Closing” has the meaning set forth in Section 2.1.

“Initial Closing Date” has the meaning set forth in Section 2.1.

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Losses” has the meaning set forth in Section 4.3(c).

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or financial condition of the Company or (iii) any material adverse impairment to the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“OTCQB” means the OTC Markets Group electronic interdealer quotation system.

“Outside Date” means the date that the joint steering committee approves the development plan and aggregate budget for the studies pursuant to Section 3.2 of the that certain license agreement entered into of even date between the Company and Purchaser.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2.  PORTIONS OF THIS AGREEMENT CONSISTING OF ASTERISKS SURROUNDED BY BRACKETS (I.E. [***]) HAVE BEEN REDACTED AND SUCH REDACTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Deliverables” has the meaning set forth in Section 2.3(b).

“Purchaser Party” has the meaning set forth in Section 4.3(c)(i).

“Registrable Securities” has the meaning set forth in Section 4.3(a).

“Required Approvals” has the meaning set forth in Section 3.1(d).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(f).

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Subscription Amount” means the aggregate amount to be paid for the Shares purchased hereunder at each Closing.

“Subsequent Closing” has the meaning set forth in Section 2.2.

“Subsequent Closing Date” has the meaning set forth in Section 2.2.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the OTCQB or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Routh Stock Transfer, Inc., or any successor transfer agent for the Company.

ARTICLE II.
PURCHASE AND SALE

2.1           Initial Closing.  Subject to the terms and conditions set forth in this Agreement, within 30 calendar days of the Outside Date (the actual date hereinafter referred to as the “Initial Closing Date”) the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, one hundred fifty-four thousand six hundred thirty-nine (154,639) shares of Common Stock, for an aggregate purchase price of one hundred fifty thousand dollars ($150,000.00) (the “Initial Closing”).

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2.  PORTIONS OF THIS AGREEMENT CONSISTING OF ASTERISKS SURROUNDED BY BRACKETS (I.E. [***]) HAVE BEEN REDACTED AND SUCH REDACTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

2.2           Subsequent Closing.  Subject to the terms and conditions set forth in this Agreement, within five Business Days of the date (the actual date hereinafter referred to as the “Subsequent Closing Date”) that Purchaser acquires all supplies and the Company completes all services set forth on Exhibit A hereto (the “Drug Supply Expenses”), which exhibit sets forth an estimate of the costs for the Drug Supply Expenses, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the lesser of that number of shares of Common Stock having an aggregate value based on the Share Price of (i) one hundred seventeen thousand dollars ($117,000.00) and (ii) an amount equal to the difference of the actual costs of the Drug Supply Expenses less one hundred fifty thousand dollars ($150,000.00), for an aggregate purchase price equal to the value of such Shares based on the Share Price (the “Subsequent Closing”).

2.3           Closing Deliveries.

(a)           At each Closing the Company shall issue, deliver or cause to be delivered to the Purchaser the following (the “Company Deliverables”):

(i)           This Agreement, duly executed by the Company;

(ii)           One or more stock certificates evidencing the applicable number of Shares purchased by the Purchaser in such Closing, registered in the name of the Purchaser; and

(iii)           the Compliance Certificate referred to in Section 5.1(f).

(b)           At each Closing the Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i)           This Agreement, duly executed by Purchaser; and

(ii)           Its Subscription Amount, in United States dollars and in immediately available funds.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company.  The Company hereby represents and warrants to the Purchaser that, except as set forth in the Schedules delivered herewith:

(a)           Organization and Qualification.  The Company is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted.  The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.  The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to, have individually or in the aggregate, resulted in a Material Adverse Effect, and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2.  PORTIONS OF THIS AGREEMENT CONSISTING OF ASTERISKS SURROUNDED BY BRACKETS (I.E. [***]) HAVE BEEN REDACTED AND SUCH REDACTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

(b)           Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals.  Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c)           No Conflicts.  The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares) do not and will not (i) conflict with or violate any provision of the Company’s certificate of incorporation or bylaws, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by the Purchaser herein, of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(d)           Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including the issuance of the Shares), other than (i) filings required by applicable state securities laws, (ii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act and (iii) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).

(e)           Issuance of the Shares.  The Shares have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights of stockholders.  Assuming the accuracy of the representations and warranties of the Purchaser in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

(f)           SEC Reports.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and together with this Agreement and the Schedules to this Agreement (if any), the “Disclosure Materials”).  As of their respective dates, or to the extent corrected by a subsequent restatement, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2.  PORTIONS OF THIS AGREEMENT CONSISTING OF ASTERISKS SURROUNDED BY BRACKETS (I.E. [***]) HAVE BEEN REDACTED AND SUCH REDACTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

(g)           Litigation.  There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) except as specifically disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(h)           Certain Fees.  No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.  The Company shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

(i)           No Directed Selling Efforts or General Solicitation.  Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has conducted any “general solicitation” or “general advertising” (as those terms are used in Regulation D) in connection with the offer or sale of any of the Shares.

(j)          Intellectual Property.  The Company owns or possesses sufficient rights to use all patents, trademarks, copyrights, licenses, inventions, trade secrets and trade names that are currently necessary for the conduct of its business as now conducted (the “Company Intellectual Property”), except where the failure to own or possess would not reasonably be expected to have a Material Adverse Effect.  The Company has not received any written notice of, or have any actual knowledge of, any infringement by the Company of intellectual property rights of any third party that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, and the Company has not received any written notice of any infringement by a third party of any Company Intellectual Property that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(k)         Sarbanes-Oxley Act.  The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Sections 302 and 906 thereof relating to certifications.

(l)           No Material Adverse Change.  Since the date of the Company’s 10-Q, except as described or referred to in the SEC Documents and except for cash expenditures in the ordinary course of business, there has not been (i) any change, event, circumstance or development that has resulted in a Material Adverse Effect, (ii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (iii) any loss or damage (whether or not insured) to the physical property of the Company that has resulted in a Material Adverse Effect.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2.  PORTIONS OF THIS AGREEMENT CONSISTING OF ASTERISKS SURROUNDED BY BRACKETS (I.E. [***]) HAVE BEEN REDACTED AND SUCH REDACTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

3.2      Representations and Warranties of Purchaser.  The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)           Organization; Authority.  The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser.  This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)           Investment Intent.  The Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares for its own account and not with a view to, or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities laws, without prejudice, however, to the Purchaser’s right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws.  The Purchaser is acquiring the Shares hereunder in the ordinary course of its business.  The Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Shares (or any securities which are derivatives thereof) to or through any person or entity.

(c)           Purchaser Status.  At the time the Purchaser was offered the Shares, it was, and at the date hereof it is an “accredited investor” as defined in Rule 501(a) under the Securities Act.  The Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

(d)           General Solicitation.  The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(e)           Experience of the Purchaser.  The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(f)           Access to Information.  The Purchaser acknowledges that it has had the opportunity to review the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2.  PORTIONS OF THIS AGREEMENT CONSISTING OF ASTERISKS SURROUNDED BY BRACKETS (I.E. [***]) HAVE BEEN REDACTED AND SUCH REDACTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

(g)           Brokers and Finders.  No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(h)           Independent Investment Decision.  The Purchaser has independently evaluated the merits of its decision to purchase Shares pursuant to the Transaction Documents.  The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Shares constitutes legal, tax or investment advice.  The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

(i)           Reliance on Exemptions.  The Purchaser understands that the Shares being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

(j)           No Governmental Review.  The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1           (a)           Compliance with Laws.  Notwithstanding any other provision of this Article IV, the Purchaser covenants that the Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws.  In connection with any transfer of the Shares other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) to an Affiliate of the Purchaser, (iv) pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the Shares may be sold pursuant to such rule or (v) in connection with a bona fide pledge as contemplated in Section 4.1(b), except as otherwise provided herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of the Purchaser under this Agreement.

(b)           Legends.  Certificates evidencing the Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2.  PORTIONS OF THIS AGREEMENT CONSISTING OF ASTERISKS SURROUNDED BY BRACKETS (I.E. [***]) HAVE BEEN REDACTED AND SUCH REDACTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

Upon Purchaser’s written request, the foregoing legend shall be removed from the certificates representing the Shares, and the Company shall deliver irrevocable instructions to the Company’s transfer agent that a certificate without such legend shall be delivered to Purchaser, if (i) (A) the resale of such Shares are registered under the registration statement contemplated by Section 4.3, such registration statement is effective for such transfer and a prospectus meeting the requirements of Section 10 of the Securities Act is available with respect to such Shares or (B) the Shares are eligible to be sold pursuant to Rule 144 or any successor rule and (ii) Purchaser delivers to the Company or its transfer agent the legended certificate(s) for such shares and customary representations with respect to the shares as reasonably requested by the Company.  If the Company is required to issue unlegended certificates pursuant to this Section 4.1(b) the Company shall use its reasonable best efforts to (i) cause its counsel to deliver to the Company’s transfer agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act and (ii) deliver or cause to be delivered to Purchaser or its transferee a certificate representing such shares that is free from all restrictive and other legends within five business days of the submission by Purchaser of the legended certificates and the representations required for consummation of such transaction.

The Company acknowledges and agrees that the Purchaser may from time to time pledge, and/or grant a security interest in, some or all of the legended Shares in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan.  Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Purchaser transferee of the pledge.  No notice shall be required of such pledge, but Purchaser’s transferee shall promptly notify the Company of any such subsequent transfer or foreclosure.  The Purchaser acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Shares or for any agreement, understanding or arrangement between the Purchaser and its pledgee or secured party.  At the Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares, including the preparation and filing of any required prospectus supplement under Rule 423(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.  The Purchaser acknowledges and agrees that any Shares subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a).

4.2           Reservation of Common Stock.  The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.  In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations in full under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2.  PORTIONS OF THIS AGREEMENT CONSISTING OF ASTERISKS SURROUNDED BY BRACKETS (I.E. [***]) HAVE BEEN REDACTED AND SUCH REDACTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

4.3           Registration.

(a)           Right to Piggyback.  If the Company shall determine to register for sale any of its securities for its own account or for the account of others (each a “Piggyback Registration”), other than (i) a registration relating solely to employee benefit plans or securities issued or issuable to employees, directors, consultants (to the extent the securities owned or to be owned by such consultants could be registered on Form S-8) or any of their family members (including a registration on Form S-8), or (ii) a registration relating solely to a Rule 145 transaction (under the Securities Act) or a registration on Form S-4 in connection with a merger, acquisition, divestiture, reorganization, or similar event, the Company shall promptly give to the Purchaser written notice thereof (and in no event shall such notice be given less than ten (10) calendar days prior to the filing of such registration statement), and, upon the written request of the Purchaser within thirty (30) days after the giving of such notice, will use its best efforts to include in such Piggyback Registration (and any related qualification under blue sky laws or other compliance) the Shares purchased by the Purchaser pursuant to this Agreement (or any other securities of the Company, including but not limited to any securities convertible or exchangeable into shares of Common Stock or options, warrants or other rights to acquire Common Stock issued to the Purchaser in lieu of such Shares or thereafter acquired by the Purchaser pursuant to a stock split, stock dividend, recapitalization, reverse merger or similar transaction in connection with such Shares) (the “Registrable Securities”), specified in a written request or requests, made within five (5) calendar days after receipt of such written notice from the Company, by the Purchaser.  The Company shall determine for reasons of complying with limitations on the maximum number of shares of Common Stock permitted to be registered in a Piggyback Registration by the staff of the Commission pursuant to Rule 415 promulgated under the Securities Act, the exact number of Registrable Securities to be included in any Piggyback Registration.  It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities that the Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.  However, the Company may, without the consent of the Purchaser, withdraw such registration statement prior to its becoming effective if the Company has elected to abandon the proposal to register the securities proposed to be registered thereby.

(b)           Underwriting Requirements.  The Company shall not be required to include any of the Purchaser’s Registrable Securities in any Piggyback Registration involving an underwriting unless the Purchaser accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the Piggyback Registration.  If the total number of securities, including Registrable Securities, requested by the Company’s stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the Piggyback Registration, then the Company shall be required to include in the Piggyback Registration only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.

(c)           Registration Expenses The Company shall bear all expenses in connection with the registration of the Registrable Securities, regardless of whether the corresponding registration statement becomes effective, including without limitation:  (i) all registration and filing fees and expenses; (ii) fees and expenses of compliance with federal securities and state “blue sky” or securities laws; (iii) expenses of printing or copying; (iv) all application and filing fees, if any, in connection with listing of the Registrable Securities with a recognized stock exchange; and (v) all fees and disbursements of counsel of the Company and independent certified public accountants of the Company; provided, however, that the Purchaser shall be responsible for paying the underwriting commissions or brokerage fees, taxes of any kind (including, without limitation, transfer taxes) applicable to any disposition, sale or transfer of Purchaser’s Registrable Securities, and fees and expenses, if any, of counsel or other advisors to Purchaser.  The Company shall, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties)

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2.  PORTIONS OF THIS AGREEMENT CONSISTING OF ASTERISKS SURROUNDED BY BRACKETS (I.E. [***]) HAVE BEEN REDACTED AND SUCH REDACTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

(d)           Indemnification.

(i)           The Company will indemnify and hold the Purchaser and its directors, officers, shareholders, partners, employees and agents (each, an “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs, and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Purchaser Party may suffer or incur as a result of or relating to any misrepresentation, breach, or inaccuracy of any representation, warranty, covenant, or agreement made by the Company in any Piggyback Registration in which the Purchaser is participating and any other documents delivered in connection therewith.

(ii)           In connection with any Piggyback Registration in which the Purchaser is participating, the Purchaser agrees to indemnify and hold the Company and its directors, officers, shareholders, partners, employees and agents (each, a “Company Party”) harmless from any and all Losses that such Company Party may suffer or incur as a result of any misrepresentation, breach, or inaccuracy of any representation, warranty, covenant, or agreement made by the Purchaser in any document delivered by the Purchaser in connection therewith.

ARTICLE V.
CONDITIONS PRECEDENT TO CLOSING

5.1           Conditions Precedent to the Obligations of the Purchaser to Purchase Shares.  The obligation of the Purchaser to acquire Shares at each Closing is subject to the fulfillment on or prior to the applicable Closing Date, of each of the following conditions, any of which may be waived by the Purchaser:

(a)           Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct in all material respects (except to the extent that any such representation or warranty is already qualified by materiality, in which case it shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date;

(b)           Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2.  PORTIONS OF THIS AGREEMENT CONSISTING OF ASTERISKS SURROUNDED BY BRACKETS (I.E. [***]) HAVE BEEN REDACTED AND SUCH REDACTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

(d)           Consents.  The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Shares, all of which shall be and remain so long as necessary in full force and effect;

(e)           Company Deliverables.  The Company shall have delivered the Company Deliverables in accordance with Section 2.3(a); and

(f)           Compliance Certificate.  The Company shall have delivered to the Purchaser a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a) and (b).

5.2           Conditions Precedent to the Obligations of the Company to sell Shares.  The Company’s obligation to sell and issue the Shares at each Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)           Representations and Warranties.  The representations and warranties made by the Purchaser in Section 3.2 hereof shall be true and correct in all material respects as of the date when made, and as of the Closing Date as though made on and as of such date;

(b)           Performance.  The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchaser at or prior to the Closing;

(c)           No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and

(d)           Purchaser Deliverables.  The Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.3(b).

ARTICLE VI.
MISCELLANEOUS

6.1           Publicity.  The parties recognize that each party may from time to time desire to issue press releases and make other public statements or disclosures regarding the subject matter of this Agreement.  In such event, the party desiring to issue a press release or make a public statement or disclosure shall provide the other party with a copy of the proposed press release, statement or disclosure for review and prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing, a party may (a) disclose the existence and terms of this Agreement under obligations of confidentiality to agents, advisors, contractors, investors, acquirors and sublicensees, and to potential agents, advisors, contractors, investors, acquirors and sublicensees, in connection with such party’s activities hereunder or its financing or strategic activities and (b) disclose the existence, terms and subject matter of this Agreement where required, as reasonably determined by the disclosing party, by applicable law or regulation, including without limitation the securities laws, by applicable stock exchange or stock market rule or by order of a court or other legal process; provided that, in the case of this clause (b) only, the announcing party shall use reasonable efforts to provide the other party with a copy of the proposed text of such announcement sufficiently in advance of the scheduled release or publication thereof to afford such other party a reasonable opportunity to review and comment upon the proposed text prior to such public announcement; and provided, further, that, the failure of such other party or its counsel to respond to such proposed announcement prior to the scheduled release shall be deemed approval of same and no such review and comment shall inhibit the announcing party from complying with applicable law or regulation, including without limitation the securities laws, applicable stock exchange or stock market rules or an order of a court or other legal process

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2.  PORTIONS OF THIS AGREEMENT CONSISTING OF ASTERISKS SURROUNDED BY BRACKETS (I.E. [***]) HAVE BEEN REDACTED AND SUCH REDACTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

6.2           Fees and Expenses.  The Company and the Purchaser shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Shares to the Purchaser.

6.3           Entire Agreement.  The Transaction Documents, together with the exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.  At or after the Closing, and without further consideration, the Company and the Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.4           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this section prior to 5:00 p.m. (Pacific Time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (Pacific Time) on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:               AtheroNova Inc.
2301 Dupont Drive, Suite 525
Irvine, CA 92612
Telephone No.: (949) 476-1100
Facsimile No.: (949) 476-1122
Attention: Chief Executive Officer

With a copy to:                     Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, CA 91403
Telephone No.: (818) 444-4500
Facsimile No.: (818) 444-6303
Attention: Gregory Akselrud

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2.  PORTIONS OF THIS AGREEMENT CONSISTING OF ASTERISKS SURROUNDED BY BRACKETS (I.E. [***]) HAVE BEEN REDACTED AND SUCH REDACTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

If to the Purchaser:	To the address set forth under Purchaser’s name on the signature page hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.5           Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.6           Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.7           Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns.  This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchaser.  The Purchaser may assign its rights hereunder in whole or in part to any Person to whom Purchaser assigns or transfers any Shares in compliance with this agreement and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Shares, by the terms and conditions of this Agreement that apply to the “Purchaser”.

6.8           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except each Purchaser Party and Company Party is an intended third party beneficiary of Section 4.3(c) and may enforce the provisions of such sections directly against the parties with obligations thereunder.

6.9           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the federal or state courts located in the County of Orange, California (“California Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the California Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such California Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2.  PORTIONS OF THIS AGREEMENT CONSISTING OF ASTERISKS SURROUNDED BY BRACKETS (I.E. [***]) HAVE BEEN REDACTED AND SUCH REDACTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

6.10           Survival.  Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Shares.

6.11           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.12           Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13           Replacement of Shares.  If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is reasonably required by the Transfer Agent.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.  If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.14           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.15           Payment Set Aside.  To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2.  PORTIONS OF THIS AGREEMENT CONSISTING OF ASTERISKS SURROUNDED BY BRACKETS (I.E. [***]) HAVE BEEN REDACTED AND SUCH REDACTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

6.16           Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

6.17           Termination. This Agreement may be terminated and the sale and purchase of the Shares abandoned at any time prior to the Initial Closing by either the Company or the Purchaser (with respect to itself only) upon written notice to the other, if the Initial Closing has not been consummated on or prior to 5:00 p.m. (Pacific Time) on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.16 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Initial Closing to occur on or before such time.  Nothing in this Section 6.16 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.  Upon a termination in accordance with this section, the Company and the Purchaser shall not have any further obligation or liability (including arising from such termination) to the other.

Signature Page Follows

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2.  PORTIONS OF THIS AGREEMENT CONSISTING OF ASTERISKS SURROUNDED BY BRACKETS (I.E. [***]) HAVE BEEN REDACTED AND SUCH REDACTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AtheroNova Inc.

By:	/s/ Thomas W. Gardner
Name:	Thomas W. Gardner
Title:	CEO, Chairman

[OOO CardioNova]

By:	/s/ Andrey Boldyrev
Name:	Andrey Boldyrev
Title:	General Director

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2.  PORTIONS OF THIS AGREEMENT CONSISTING OF ASTERISKS SURROUNDED BY BRACKETS (I.E. [***]) HAVE BEEN REDACTED AND SUCH REDACTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

EXHIBIT A

DRUG SUPPLY EXPENSES

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